UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 3, 2005 (September 30, 2005)

Date of Report (Date of earliest event reported)
QUOVADX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29273	85-0373486

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)
7600 E. Orchard Road, Suite 300S
Greenwood Village, CO 80111

(Address of principal executive offices)
(303) 488-2019

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     As previously disclosed by means of a Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 20, 2005, effective as of October 1, 2005, the vesting of all options to purchase the Registrant’s common stock that were held by the Registrant’s current employees as of September 14, 2005, and that have exercise prices greater than $3.00 per share, has been accelerated. The foregoing acceleration of vesting applied to stock options held by the Registrant’s executive and principal officers as well, but restrictions were imposed on the ability of those officers to sell any shares underlying such accelerated stock options until such time as the shares would have vested without the acceleration.
     To effect such restrictions, on September 30, 2005, each of the following officers of the Registrant, being all executive and principal officers owning accelerated options, entered into a Lockup Agreement with the Registrant:

Name	Title

Afshin Cangarlu	Executive Vice President and President of Integration Solutions Division

Thomas Zajac	Executive Vice President and President of CareScience Division

Cory Isaacson	Executive Vice President and President of Rogue Wave Software Division

Mark Rangell	Executive Vice President of Marketing and Corporate Services

Linda Wackwitz	Executive Vice President, Chief Legal Officer and Secretary

Juan Perez	Vice President and Controller
     The Lockup Agreements generally provide that the officer may not sell or otherwise dispose of the sharers underlying the accelerated stock options until the earlier of (1) the original vesting date applicable to such stock options, (2) a change of control acceleration event as provided in the officer’s option agreement or employment agreement, or (3) the officer’s termination of employment with the Registrant, death or disability (as such terms are defined in the Registrant’s stock option plans).
     The form of Lockup Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description

10.1	Form of Lockup Agreement entered into between the Registrant and its principal officers and executive officers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 3, 2005

QUOVADX, INC.
By:	/s/ Linda K. Wackwitz
Linda K. Wackwitz
Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Lockup Agreement entered into between the Registrant and its principal officers and executive officers.